SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2008 (May 5, 2008)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

Senior Secured Promissory Note Transaction

On May 5, 2008, Composite Technology Corporation, a Nevada corporation (the "Company") entered into a Financing Agreement, the form of which is attached hereto as Exhibit 10.1 (the Agreement"), with ACF CTC, L.L.C., a Delaware limited liability company (the "Purchaser"). Each of the Company’s wholly-owned subsidiaries (the “Subsidiaries”) executed the Agreement as guarantors of the Company’s obligations. Pursuant to the Agreement, the Company issued to the Purchaser a Senior Secured Promissory Note (the "Note") in the form attached hereto as Exhibit 10.2 with an aggregate principle value equal to the amount disbursed by the Lenders, plus interest on the unpaid principal balance at a rate equal to 17.0% per annum. The Company may prepay the Note at any time; provided that the Company must pay a minimum accrued interest amount of the principal for a six month period. The proceeds of the Note are payable in two tranches of approximately $2,500,000 each. The first tranche was disbursed on May 6, 2008, and the second tranche may be disbursed upon the satisfaction by the Company of certain conditions. The maturity date of the Note is the earliest of (i) November 3, 2008, (ii) the date on which the Note shall become due and payable in accordance with the terms of the Agreement, or (iii) the payment in full of all Obligations and the termination of all Commitments, as defined in the Agreement. Interest on the Notes commences accruing on May 5, 2008 and is payable in arrears, in cash, on the first day of each month. In the event of default under the terms of the Note, the interest rate increases to 22% per annum.

The Purchaser is also entitled to receive warrants to purchase up to an aggregate of 2,250,000 shares of common stock of the Company at an exercise price of $0.99 per share (the “Warrants”). The form of the Warrants is attached hereto as Exhibit 10.3. In connection with the disbursement of the first tranche of proceeds, the Purchaser received 1,125,000 warrants, and may receive an additional 1,125,000 warrants upon completion of conditions required for the second tranche disbursement or the actual disbursement of the second tranche of proceeds. The Warrants have a term of three years after the issue date.

In connection with the Agreement, the Company and the Subsidiaries entered in a Security Agreement in the form attached hereto as Exhibit 10.4, a Pledge Agreement in the form attached hereto as Exhibit 10.5, a Contribution Agreement in the form attached hereto as Exhibit 10.6 and an Intercompany Subordination Agreement in the form attached hereto as Exhibit 10.7, which, among other things, granted to the Purchaser a security interest in all of the assets of the Company and the Subsidiaries and granted a pledge interest in all securities held by the Company and the Subsidiaries.

We paid Capstone Investments a fee of 4% of the cash proceeds received from the Purchasers. We also paid the Purchaser a closing fee of $150,000.

The securities sold pursuant to the Agreement have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

The financing was completed through a private placement to an accredited investor and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

We issued 1,125,000 warrants with an exercise price of $0.99 in conjunction with this transaction and valued the warrants at $0.3947 per warrant or $444,030. We used the Black-Scholes Merton option pricing model to value the fair value of the warrants issued using the following assumptions. The market price was $0.93, the 20 day VWAP price used to price the warrants. The volatility was estimated at 90%, the life of the warrants was 3 years, the risk free rate was 3.5% and the dividend yield of 0%. Since the debt accompanying these warrants was refinanced, we will take the entire fair value of the warrants to interest expense during the quarter ending June 30, 2008.

Equity Financing Transaction

On May 9, 2008, the Company entered into a Call Option Deed (the “Option”) with Credit Suisse Securities (Europe) Limited, a company incorporated under the laws of the United Kingdom (“CS”), whereby CS agreed to subscribe for and the Company agreed to issue 13,333,333 shares of the Company’s Common Stock (the “Shares”) in exchange for the payment of $10,000,000 by CS to the Company. The Company also agreed to grant CS an option (“Call Option”) to subscribe for up to an additional 45,454,544 Shares at a purchase price of $0.88 per Share between now and June 30, 2008 (the “Exercise Period”). During the Exercise Period, CS shall be granted access to the properties, records and documents of the Company to the extent necessary to perform sufficient due diligence on the Company.

The proceeds of the sale of the Shares will be used, in part, to pay in full the principal and interest of the Note described above.

The securities sold pursuant to the Agreement have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

The financing was completed through a private placement to an accredited investor and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

The foregoing description of the transactions is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1 through 10.9, each of which is incorporated herein by reference.

As a result of this transaction, we have triggered certain anti-dilution provisions in our previously issued debt and related stock warrants as follows:

We reset the conversion price of the $10,094,973 remaining on our 8% 2007 convertible debt due January 2010 from $1.03 to $1.00 per share. If converted, the effect of the reset price will be to increase the shares issuable from 9,800,948 shares to 10,094,973. The fair value of the 294,025 shares issuable was $220,521. We will record this balance as additional debt discount which will be amortized to interest expense beginning on May 9, 2008 over the approximately 20 month remaining life of the Debentures due January 2010.

We recorded warrant modification expense into other expenses during the quarter ending June 30, 2008 for approximately $462,000. The expense was the combination of the difference in fair value of repriced warrants immediately before and after the repricing and the fair value of any additional warrants issued. The expense related to the following warrant related issuances and price resets:

We reset the exercise price of 1,125,000 warrants issued in conjunction with the May, 2008 Secured debt financing from $0.99 per warrant to $0.96 per warrant.

We reset the exercise price of 5,490,100 warrants and 1,564,901 warrants issued in conjunction with the June, 2007 PIPE financings from $1.39 and $1.40 per warrant to $1.27 and $1.28 per warrant respectively for each series.

We reset the exercise price of 7,367,815 warrants associated with the 2007 convertible debt from $1.11 per warrant to $1.06 per warrant.

We reset the exercise price of 1,316,833 warrants issued in February, 2007 related to fees for the 2007 convertible debt offering from $1.03 to $1.00 per warrant

We reset the exercise price of 4,307,275 warrants associated with the 2004 convertible debt from $1.40 per warrant to $1.31 per warrant.

We reset the exercise price of 2,000,145 warrants related to our October 2005 Debtor-in-Possession financing. 1,003,207 warrants were reset from $1.31 per warrant to $1.27 per warrant and 996,938 of these warrants were reset from $1.21 per warrant to $1.17 per warrant and we issued an additional 34,083 warrants at a $1.17 exercise price and 31,597 warrants at a $1.27 exercise price to holders of warrants for this series.

We reset the exercise price of our “2006 Series A” warrants issued in conjunction with our March 2006 Bridge financing from $0.99 per warrant to $0.75 per warrant. We also issued 476,608 additional warrants at an exercise price of $0.75 per warrant to holders of warrants for this series.

We used the Black-Scholes Merton option pricing model to value the fair value of the warrants issued and modified using the following assumptions. The market price was $0.75, the price used to price the first equity transaction, volatility was estimated at 90%, the remaining life of the warrants was between 0.3 and 3 years, the risk free rate was 3.5% and the dividend yield of 0%.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item relating to the Warrants and the issuance of Company common stock to the $10 million investor is contained in Item 1.01, which is incorporated herein by reference.

On March 11, 2008 we issued 339,806 shares of the Company’s common stock to one accredited investor for the conversion of $350,000 in principal of the Company’s February, 2007 Debentures at a conversion price of $1.03 per share.

On April 10, 2008 we issued 56,103 of the Company’s common stock to two accredited investors for the conversion of $57,693 in principal of the Company’s February, 2007 Debentures at a conversion price of $1.03 per share.

On May 5, 2008 we issued 1,125,000 warrants to purchase the Company’s common stock to one accredited investor at an exercise price of $0.99 per warrant.

On May 8, 2008 we issued 13,333,333 shares of the Company’s common stock to one accredited investor in exchange for $10,000,000 in cash and an option to purchase 45,454,545 additional shares of the Company’s common stock at a price of $0.88 per share subject to the conditions described in the subscription agreement attached hereto and which expires June 30, 2008. As a result of this transaction, we triggered anti-dilution provisions in three of our warrant series that resulted in the issuance of 542,288 additional warrants at exercise prices between $0.75 and $1.27 per warrant as described above. A total of fifteen separate accredited investors were issued additional warrants under the antidilution protection.

All issuances were to accredited investors and were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Financing Agreement dated as of May 5, 2008

10.2	Senior Secured Promissory Noted dated as of May 5, 2008

10.3	Form of Warrant to purchase common stock

10.4	Security Agreement dated as of May 5, 2008

10.5	Pledge Agreement dated as of May 5, 2008

10.6	Contribution Agreement dated as of May 5, 2008

10.7	Intercompany Subordination Agreement dated as of May 5, 2008

10.8	Call Option Deed dated as of May 9, 2008

10.9	Subscription Agreement dated as of May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

By:	/s/ Benton Wilcoxon
Benton Wilcoxon Chief Executive Officer

Dated: May 9, 2008